     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 30, 2000

                                            REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                            ------------------------

                               WORLD ACCESS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                     DELAWARE                                           58-2398004
          (STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
          INCORPORATION OR ORGANIZATION)                            IDENTIFICATION NO.)

                           945 EAST PACES FERRY ROAD
                                   SUITE 2200
                             ATLANTA, GEORGIA 30326
                                 (404) 231-2025
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 MARK A. GERGEL
              EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               WORLD ACCESS, INC.
                           945 EAST PACES FERRY ROAD
                                   SUITE 2200
                             ATLANTA, GEORGIA 30326
                                 (404) 231-2025
               (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
               NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                          COPIES OF COMMUNICATIONS TO:

                          LEONARD A. SILVERSTEIN, ESQ.
                           LONG ALDRIDGE & NORMAN LLP
                           5300 ONE PEACHTREE CENTER
                              303 PEACHTREE STREET
                          ATLANTA, GEORGIA 30308-3201
                                 (404) 527-4000
                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
       TITLE OF SHARES                  AMOUNT             PROPOSED MAXIMUM        PROPOSED MAXIMUM           AMOUNT OF
            TO BE                       TO BE             OFFERING PRICE PER      AGGREGATE OFFERING         REGISTRATION
          REGISTERED                  REGISTERED               SHARE(1)                PRICE(1)                 FEE(1)
------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value
  per share...................        45,664,723               $21.875             $998,915,815.63           $263,713.78
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the proposed offering price and registration fee are based upon the average of the high and low prices of the Registrant's common stock as reported on the Nasdaq National Market on March 23, 2000.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

        THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THIS PROSPECTUS IS PART OF A REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE SELLING SECURITY HOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES.

                  SUBJECT TO COMPLETION, DATED MARCH 30, 2000.

PROSPECTUS

                              (WORLD ACCESS LOGO)

                               WORLD ACCESS, INC.

                          SHARES OF WORLD ACCESS, INC.
                                  COMMON STOCK

                           -------------------------

                                 TERMS OF SALE

     This prospectus relates to the resale by their holders of shares of common stock of World Access, Inc. The common stock is listed on the Nasdaq National Market under the trading symbol "WAXS." On March 29, 2000, the last reported sale price of the common stock on the Nasdaq National Market was $21.8125 per share.

     The principal executive offices of World Access are located at 945 East Paces Ferry Road, Suite 2200, Atlanta, Georgia 30326, and its telephone number is (404) 231-2025.

                           -------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------

                                            , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
DESCRIPTION OF WORLD ACCESS, INC. ..........................    3
SECURITIES OFFERED..........................................    3
FORWARD-LOOKING STATEMENTS..................................    3
USE OF PROCEEDS.............................................    3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL
  STATEMENTS................................................    4
SELLING SECURITY HOLDERS....................................    9
PLAN OF DISTRIBUTION........................................   17
LEGAL MATTERS...............................................   18
EXPERTS.....................................................   18
WHERE YOU CAN FIND MORE INFORMATION.........................   19
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............   19

                       DESCRIPTION OF WORLD ACCESS, INC.

     We transport international long distance voice and data traffic for past telephone and telegraph operators, regional Bell operating companies, competitive local exchange carriers, long distance companies, private network providers and other global carriers. We provide these services through a combination of our own international network facilities, various international termination relationships and resale arrangements with other international long distance service providers. Through the acquisition of FaciliCom International in December 1999 and NETnet International in February 2000, we plan to expand our service offerings to include the sale of bundled voice, data and Internet services direct to small and medium size businesses located throughout Europe.

     Prior to the acquisition of Resurgens Communication Group in December 1998, we were exclusively a manufacturer and reseller of telecommunications network equipment, including digital switches, billing and network telemanagement systems, cellular base stations, fixed wireless local loop systems, intelligent multiplexers and digital microwave radio systems. In December 1999, in connection with the acquisition of FaciliCom International, we adopted a plan to divest all of our equipment businesses.

                               SECURITIES OFFERED

     This prospectus relates to 45,664,723 shares of common stock of World Access offered for resale for the account of holders of common stock. The common stock trades on the Nasdaq National Market under the symbol "WAXS."

                           FORWARD-LOOKING STATEMENTS

     This prospectus and the documents incorporated by reference in this prospectus contain certain information regarding our plans and strategies that are "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. When used in this prospectus or in the documents incorporated by reference, the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan" and similar terms and/or expressions are intended to identify forward-looking statements. These statements reflect our assessment of a number of risks and uncertainties and our actual results could differ materially from the results anticipated in these forward-looking statements. Any forward-looking statement speaks only as of the date of this prospectus or the documents incorporated by reference, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of an unanticipated event.

                                USE OF PROCEEDS

     We will not receive any proceeds from the sale of the securities offered by this prospectus, except to the extent the selling security holders exercise warrants. Any proceeds we receive from the exercise of warrants will be used for general corporate purposes including operating and working capital requirements. All other proceeds will be payable solely to the selling security holders, less any compensation payable by the selling security holders to broker dealers in the form of commissions or otherwise.

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     On December 9, 1999, the Board of Directors adopted a plan to divest our Equipment Group and further focus on our strategy to be a leading provider of bundled voice, data and Internet services to key regions of the world. The Equipment Group currently generates annual revenues in excess of $250 million and consists of the following business units:

     - Telco Systems Division, a leading provider of next generation transport and access solutions for service providers throughout the world. Its products include intelligent integrated access devices, multiplexers and digital microwave radios. We acquired Telco Systems on November 30, 1998.

     - NACT Switching Division, a rapidly growing provider of advanced switching platforms with integrated proprietary applications software as well as billing and telemanagement systems. We acquired NACT on February 27, 1998.

     - Wireless Local Loop Division, which has developed a next generation, CDMA-based, fixed wireless local loop system known as Velocity-2000.

     - Cellular Infrastructure Supply Division, a value-added supplier of new and re-furbished cellular base stations and related equipment. We acquired Cellular Infrastructure Supply effective January 1997.

     As a result of the adoption of a formal plan to divest our non-core operations, we have reported the results of the Equipment Group as discontinued operations as defined in Accounting Principles Board Opinion No. 30.

     An Unaudited Pro Forma Combined Balance Sheet is not presented as the mergers with FaciliCom International, Inc. and Comm/Net Holding Corporation are reflected in our consolidated balance sheet as of December 31, 1999 incorporated by reference in this registration statement. The Unaudited Pro Forma Combined Statement of Operations give effect to our December 1999 merger with FaciliCom and related transactions, and our May 1999 merger with Comm/Net.

     We have prepared the unaudited pro forma combined statement of operations to demonstrate how these combined businesses might have looked if the mergers and related transactions had been completed on January 1, 1999. The unaudited pro forma combined statement of operations, while helpful in illustrating characteristics of the combined company under one set of assumptions, does not attempt to predict or suggest future results.

     In connection with our merger with FaciliCom, we recorded a one-time restructuring charge of $37.8 million for the estimated costs of (1) consolidating certain of our United States gateway switching centers and related technical support functions into existing FaciliCom operations; (2) consolidating our United Kingdom operations into existing FaciliCom operations;
(3) consolidating the administrative functions of our Telecommunications Group into FaciliCom's operations; and (4) eliminating other redundant operations and assets as a result of combining our Telecommunications Group's and FaciliCom's operations. The restructuring charge included the write-down of our switching and transmission equipment taken out of service, the write-off of certain leasehold improvements, a provision for lease commitments remaining on certain facilities and equipment taken out of service and employee termination benefits. The restructuring program is expected to be completed in the first quarter of 2000. This one-time charge has been excluded from the unaudited pro forma combined statement of operations.

     As a result of the FaciliCom merger and the restructuring program discussed above, we expect to realize significant operational and financial synergies. These synergies are expected to include cost reductions resulting from traffic routing changes made to take advantage of each company's least cost routes, elimination of redundant leased line costs, elimination of redundant switching centers and consolidation of certain administrative functions. We currently estimate that these annualized cost savings, which have been excluded from the unaudited pro forma combined statement of operations, will range from $20.0 million to $35.0 million.

     The unaudited pro forma combined statement of operations is presented for comparative purposes only and is not intended to be indicative of the actual results had these transactions occurred as of January 1, 1999 nor does it purport to indicate results which may be attained in the future. The unaudited pro forma combined statement of operations should be read in conjunction with the historical consolidated financial statements of World Access, and FaciliCom, which are incorporated herein by reference.

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                        PRO FORMA
                                              WORLD                                    PRO FORMA          WORLD
                                            ACCESS(1)   FACILICOM(2)   COMM/NET(3)    ADJUSTMENTS         ACCESS
                                            ---------   ------------   -----------   --------------     ----------
Carrier service revenues.................   $501,081      $404,485       $13,868        $(17,080)(4)    $  902,354
Operating expenses:
Cost of carrier services.................    448,305       364,773         9,923         (14,548)(4)       808,453
Selling, general and administrative......     28,433        56,652         2,324                            87,409
Depreciation and amortization............     13,541        27,823           390          32,121(5)         67,307
                                                                                          (6,568)(6)            --
Restructuring charge.....................     37,800            --            --              --            37,800
                                            --------      --------       -------        --------        ----------
  Total Operating Expenses...............    528,079       449,248        12,637          11,005         1,000,969
                                            --------      --------       -------        --------        ----------
  Operating Income (Loss)................    (26,998)      (44,763)        1,231         (28,085)          (98,615)
Interest and other income................      3,308         3,026            --              --             6,334
Interest expense.........................    (12,914)      (33,413)          (65)         (8,325)(7)       (54,717)
Foreign exchange loss....................       (620)       (1,749)           --              --            (2,369)
                                            --------      --------       -------        --------        ----------
  Income (Loss) From Continuing
    Operations Before Income Taxes.......    (37,224)      (76,899)        1,166         (36,410)         (149,367)
Income taxes (benefits)..................    (10,126)       (7,335)          264          (1,651)(8)       (18,848)
                                            --------      --------       -------        --------        ----------
  Net Income (Loss) From Continuing
    Operations...........................    (27,098)      (69,564)          902         (34,759)         (130,519)
Preferred stock dividends................      1,968            --            --             493(9)          2,461
                                            --------      --------       -------        --------        ----------
  Net Income (Loss) From Continuing
    Operations Available to Common
    Stockholders.........................   $(29,066)     $(69,564)      $   902        $(35,252)       $ (132,980)
                                            ========      ========       =======        ========        ==========
Net Income (Loss) Per Common Share From
  Continuing Operations:
  Basic..................................   $  (0.78)                                                   $    (2.64)(10)
                                            ========                                                    ==========
  Diluted................................   $  (0.78)                                                   $    (2.64)(10)
                                            ========                                                    ==========
Weighted Average Shares Outstanding:
  Basic..................................     37,423                                                        50,364(10)
                                            ========                                                    ==========
  Diluted................................     37,423                                                        50,364(10)
                                            ========                                                    ==========

                               WORLD ACCESS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     1. This column represents the historical results of operations of World Access Inc. The World Access Inc. information includes the results of Comm/Net from May 1, 1999 and the results of FaciliCom from December 7, 1999. Depreciation and amortization related to network operations has been reclassified from costs of carrier sales to depreciation and amortization to conform with the FaciliCom presentation.

     2. This column represents the historical results of operations of FaciliCom for the period January 1, 1999 to December 6, 1999.

     3. This column represents the historical results of operations of Comm/Net for the period January 1, 1999 to April 30, 1999.

     4. Elimination of inter-company carrier service revenues and related costs.

     5. Amortization of goodwill over an estimated life of 20 years. The additional Resurgens goodwill is a result of the 7,500,000 shares released from escrow related to the acceleration of the Resurgens earn-out in connection with the FaciliCom Merger. The pro forma adjustment to goodwill was computed as follows (in thousands):

                                                                       HISTORICAL
                                                        PRO FORMA       GOODWILL      PRO FORMA
                                            GOODWILL   AMORTIZATION   AMORTIZATION   ADJUSTMENTS
                                            --------   ------------   ------------   -----------
    FaciliCom.............................  $592,153     $29,608        $(3,345)       $26,263
    Resurgens.............................   127,425       6,371           (531)         5,840
    Comm/Net..............................    22,713       1,136         (1,118)            18
                                                         -------        -------        -------
                                                         $37,115        $(4,994)       $32,121
                                                         =======        =======        =======

     6. Adjustment to depreciation expense for the adjustment to fair value of switching equipment and fiber optic cables under Indefeasible Right of Use (IRU) agreements at FaciliCom.

     7. Represents the adjustment to interest expense related to the exchange of $300 million of FaciliCom notes with a 10 1/2% coupon for World Access notes with a 13.25% coupon and the amortization of the $15.0 million debt discount related to the World Access notes over a period of eight years. The pro forma adjustment to interest expense was computed as follows (in thousands):


         Interest expense on World Access notes for eleven
           months...............................................      $ 36,438
         Debt issue cost amortization on World Access notes for
           eleven months........................................         1,719
         Historical FaciliCom note interest expense.............       (28,875)
         Historical FaciliCom debt issue cost amortization......          (957)
                                                                      --------
                                                                      $  8,325
                                                                      ========

     8. Adjustment for the additional tax benefit derived from certain pro forma adjustments. World Access has not recorded any tax benefit on a pro forma basis that may be derived from FaciliCom's net operating losses.

     9. To increase preferred stock dividends to reflect the Series B preferred stock issued in connection with the Comm/Net acquisition as outstanding for the full period.

                               WORLD ACCESS, INC.

     10. Represents pro forma weighted average shares and basic and diluted earnings from continuing operations per share. The weighted average shares are computed assuming the issuance of (1) an aggregate of 4,713,128 shares issued for $75.0 million in connection with the private placement of World Access common stock in conjunction with the FaciliCom merger; (2) an aggregate of 942,627 shares issued to the holders of the FaciliCom notes; (3) an aggregate 963,722 shares issued to certain FaciliCom shareholders; and (4) 7,500,000 shares released from escrow related to the acceleration of the Resurgens earn-out in connection with the FaciliCom merger as of January 1, 1999. Due to the pro forma loss from continuing operations potential common stock shares related to stock options, stock warrants, convertible notes and convertible preferred stock have been excluded from the diluted loss per share as the inclusion of these potential common stock shares would be anti-dilutive.

                            SELLING SECURITY HOLDERS

     Except for the holders named below who received common stock in the February 7, 2000 private placement transaction, World Access issued the shares of common stock offered by this prospectus in private placement transactions with the holders named below in transactions exempt from the registration requirements of the Securities Act. World Access issued common stock in the February 7, 2000 private placement transaction outside the United States pursuant to Regulation S under the Securities Act. The selling security holders may from time to time offer and sell any or all of these shares pursuant to this prospectus. For purposes of this prospectus, the term selling security holder includes the holders named below, the beneficial owners of these shares and their transferees, pledgees, donees or other such successors. The percent of beneficial ownership for each stockholder is based on 59,675,996 shares of common stock outstanding as of March 24, 2000.

     The following table sets forth information with respect to the selling security holders as of March 24, 2000 and the shares beneficially owned by them that they may offer pursuant to this prospectus. We have obtained this information from the selling security holders.

                                                                           SHARES OF
                                         SHARES OF                        COMMON STOCK
                                        COMMON STOCK                      BENEFICIALLY      PERCENTAGE OF
                                        BENEFICIALLY      SHARES OF          OWNED           COMMON STOCK
                                           OWNED            COMMON            UPON        BENEFICIALLY OWNED
                                          PRIOR TO          STOCK          COMPLETION      UPON COMPLETION
SELLING SECURITY HOLDERS                OFFERING(1)     OFFERED HEREBY    OF OFFERING        OF OFFERING
------------------------                ------------    --------------    ------------    ------------------
HOLDER OF 4.25% CUMULATIVE
SENIOR PERPETUAL CONVERTIBLE
PREFERRED STOCK, SERIES A
The 1818 Fund III, L.P.(2)............    6,086,956(3)     4,347,826(4)     1,739,130                2.9
HOLDERS OF CONVERTIBLE PREFERRED
STOCK, SERIES C
Armstrong International
  Telecommunications, Inc.(5).........   15,162,015       15,162,015(6)            --                 --
Paula G. Brestensky...................       12,267           12,267(6)            --                 --
Walter J. Burmeister(7)...............    1,135,694          940,204(6)       195,490                  *
Damon Sedwick Dosch Trust No. 2.......       12,267           12,267(6)            --                 --
Peter Gardener(8).....................        2,604            2,604(6)            --                 --
Anand Kumar...........................       92,353           92,353(6)            --                 --
Joy L. Moon...........................       12,267           12,267(6)            --                 --
Jay L. Sedwick, Jr....................       12,267           12,267(6)            --                 --
Juan Carlos Valls.....................      940,204          940,204(6)            --                 --
HOLDERS OF CONVERTIBLE PREFERRED
STOCK,
SERIES D
Long Distance International Inc.(9)...      393,056          393,056(10)           --                 --
Roger D. Adey.........................            1                1(11)           --                 --
Administrative Nominees, Inc..........           28               28(11)           --                 --
Advent Euro-Italian Direct Investment
  Program L.P.........................        7,323            7,323(11)           --                 --
Advent Global GECC III LP.............       69,879           69,879(11)           --                 --
Advent Partners GPE III LP............        2,026            2,026(11)           --                 --
Advent Partners LP....................        1,341            1,341(11)           --                 --
Advent Partners(NA) GPE III LP........          531              531(11)           --                 --
Advent PGGM Global LP.................       21,047           21,047(11)           --                 --
Robert Keith Ahrens, MD IRA...........           28               28(11)           --                 --
Alberto Degli Alesandri...............           36               36(11)           --                 --
ARC Partners Limited..................        2,462            2,462(11)           --                 --
The Arel Company......................           48               48(11)           --                 --
Jim Artigas...........................          172              172(11)           --                 --
Banner Investment Reserves............           72               72(11)           --                 --
Beverly Becker........................          109              109(11)           --                 --
Marshall Becker.......................            5                5(11)           --                 --
Stanley Becker -- DLJ/IRA.............           54               54(11)           --                 --
Richard Bell..........................          313              313(11)           --                 --
Samuel Benjamin, MD...................           48               48(11)           --                 --
DLJ F/B/O Samuel E. Benjamin -- IRA...          671              671(11)           --                 --
Rachel R. Bensimon....................          575              575(11)           --                 --
Michael Besen.........................            9                9(11)           --                 --

                                                                           SHARES OF
                                         SHARES OF                        COMMON STOCK
                                        COMMON STOCK                      BENEFICIALLY      PERCENTAGE OF
                                        BENEFICIALLY      SHARES OF          OWNED           COMMON STOCK
                                           OWNED            COMMON            UPON        BENEFICIALLY OWNED
                                          PRIOR TO          STOCK          COMPLETION      UPON COMPLETION
SELLING SECURITY HOLDERS                OFFERING(1)     OFFERED HEREBY    OF OFFERING        OF OFFERING
------------------------                ------------    --------------    ------------    ------------------
Stephen Besen.........................           13               13(11)           --                 --
J. Elliott Blaydes, Jr. IRA...........           32               32(11)           --                 --
Richard Blume.........................          407              407(11)           --                 --
Marc Brawer...........................           30               30(11)           --                 --
Barry Brooks..........................           45               45(11)           --                 --
E. Blake Byrne........................           54               54(11)           --                 --
G. Scott Cantini......................           68               68(11)           --                 --
John Castellano.......................          487              487(11)           --                 --
Maurice Castellano....................           60               60(11)           --                 --
Robert Castellano.....................          315              315(11)           --                 --
William Castellano....................           73               73(11)           --                 --
Milton Ciplet.........................          175              175(11)           --                 --
Combermere Corp. BSSCMaster Def Contri
  P/S/P...............................          156              156(11)           --                 --
Anna H. Connard.......................           68               68(11)           --                 --
Brackenridge Costin...................          326              326(11)           --                 --
Stephen Jay Dell......................          169              169(11)           --                 --
Frederick A. DeLuca...................          243              243(11)           --                 --
Shawmut Nat'l Trust Co., Trustee,
  Frederick Deluca 101 Qualified
  Annuity Trust.......................          730              730(11)           --                 --
The Dimitri Villard Revocable Living
  Trust Dated 6/2/92..................           68               68(11)           --                 --
Peter & Gale Elliott..................          280              280(11)           --                 --
Ian D. Fair...........................        2,242            2,242(11)           --                 --
FEW INC...............................          157              157(11)           --                 --
Four Seasons Venture II AS............       24,457           24,457(11)           --                 --
Clifford Friedland....................        3,015            3,015(11)           --                 --
Clifford Friedland 1997 Trust f/b/o
  Hunter Taylor.......................           61               61(11)           --                 --
Friedland Clifford Friedland 1997
  Trust f/b/o Myles Friedland.........           61               61(11)           --                 --
Clifford Friedland 1997 Trust f/b/o
  Penelope Jane Friedland.............           61               61(11)           --                 --
Penelope J. Friedland.................          226              226(11)           --                 --
Meg Friedman..........................           15               15(11)           --                 --
Beth Glassman, IRA....................           13               13(11)           --                 --
David Glassman........................        3,197            3,197(11)           --                 --
Steven Glassman.......................           13               13(11)           --                 --
Global Asset Allocation Consultants,
  Inc.................................          156              156(11)           --                 --
Global Private Equity III L.P.........      134,182          134,182(11)           --                 --
Global Private Equity III-A L.P.......       68,803           68,803(11)           --                 --
Global Private Equity III-B L.P.......        3,158            3,158(11)           --                 --
Global Private Equity III-C L.P.......       13,157           13,157(11)           --                 --
Ted M. Goldberg.......................           27               27(11)           --                 --
Gruntal & Co. Incorporated............           91               91(11)           --                 --
Noreen Hochberger.....................           30               30(11)           --                 --
Island Trading Co.....................       15,852           15,852(11)           --                 --
Seth A. Joseph........................          704              704(11)           --                 --
Seth Joseph for 401k University Clinic
  Center..............................           28               28(11)           --                 --
Neil Kaiser...........................           30               30(11)           --                 --
John D. Kilmartin, Jr.................           82               82(11)           --                 --
Kinston PathologyPA P/S/P TR F/B/O
  Sylvanus W. Nye.....................           81               81(11)           --                 --
William Kornreich.....................           39               39(11)           --                 --
James G. Kreissman....................           54               54(11)           --                 --
Frank Kunzig..........................          355              355(11)           --                 --
Kenneth Levine........................            6                6(11)           --                 --
Jordan Levinson.......................           30               30(11)           --                 --
Eliezer J. Livnat.....................          707              707(11)           --                 --
Richard Lohmann.......................           91               91(11)           --                 --

                                                                           SHARES OF
                                         SHARES OF                        COMMON STOCK
                                        COMMON STOCK                      BENEFICIALLY      PERCENTAGE OF
                                        BENEFICIALLY      SHARES OF          OWNED           COMMON STOCK
                                           OWNED            COMMON            UPON        BENEFICIALLY OWNED
                                          PRIOR TO          STOCK          COMPLETION      UPON COMPLETION
SELLING SECURITY HOLDERS                OFFERING(1)     OFFERED HEREBY    OF OFFERING        OF OFFERING
------------------------                ------------    --------------    ------------    ------------------
James V. Lyons, MD SEP/IRA............           28               28(11)           --                 --
Scott Peter MacIntosh.................          344              344(11)           --                 --
Eileen Margolis.......................          184              184(11)           --                 --
Charles E. Mather.....................           68               68(11)           --                 --
Max Goldring Trust, F/B/OPaul
  Garrett.............................           82               82(11)           --                 --
Jack McConnaughy JEMC.................        1,121            1,121(11)           --                 --
James & Holly McConnaughy.............           24               24(11)           --                 --
Meespierson (Bahamas) Ltd.............           60               60(11)           --                 --
Lawrence Mestel.......................          137              137(11)           --                 --
Ibrahim Morales.......................           54               54(11)           --                 --
MRS Investments Inc...................          324              324(11)           --                 --
Barry F. Nathanson....................          897              897(11)           --                 --
Northeast Securities..................            3                3(11)           --                 --
Beale H. OngP/P & TR..................           45               45(11)           --                 --
Gary Ostrow...........................          620              620(11)           --                 --
Richard Ostrow........................           63               63(11)           --                 --
Roberta Ostrow........................           56               56(11)           --                 --
Bernabe P. Palomares MD IRA...........           72               72(11)           --                 --
Elba B. Palomares MD IRA..............           72               72(11)           --                 --
Parfield Limited......................           10               10(11)           --                 --
Parsons & Ouverson P.A. P/S/P.........           63               63(11)           --                 --
Alan Phillips.........................           30               30(11)           --                 --
Barry Plost...........................           54               54(11)           --                 --
Anthony Pugliese III..................          121              121(11)           --                 --
Robert Pumphrey, Jr. MD P/S/P.........          162              162(11)           --                 --
River Investments & Holdings, Inc.....           78               78(11)           --                 --
Audie Rolnick.........................          235              235(11)           --                 --
Audie Rolnick and Eileen Rolnick Ten
  Ent.................................           24               24(11)           --                 --
Gerard Romain MD......................           63               63(11)           --                 --
Glenn & Joan Rozansky Joint Tenants...          313              313(11)           --                 --
David Ruocco..........................          184              184(11)           --                 --
Colin Rydings.........................          953              953(11)           --                 --
Mark Andrew Rydings...................           10               10(11)           --                 --
Mark & Diane Rydings..................          168              168(11)           --                 --
Jeremy Neil Rydings...................          180              180(11)           --                 --
Dennis L. Schaefer....................          169              169(11)           --                 --
Robert S. Schwartz....................          646              646(11)           --                 --
Larry Seidlin.........................          231              231(11)           --                 --
Dean Witter Reynolds Custodian FBO
  Larry Seidlin IRA...................           20               20(11)           --                 --
Wendy Seidlin.........................          154              154(11)           --                 --
Wendy Seidlin for Wendy Seidlin,
  P.A.................................            9                9(11)           --                 --
Judy Reed Smith.......................           36               36(11)           --                 --
Brian David Solomon/UGMA/Gregory
  Michael Solomon.....................           68               68(11)           --                 --
Daniel Ethan Solomon/UGMA/Gregory
  Michael Solomon.....................           68               68(11)           --                 --
Gregory Michael Solomon...............          205              205(11)           --                 --
Matthew Steven Solomon/UGMA/Gregory
  Michael Solomon.....................           68               68(11)           --                 --
Southern Medical Associates P/S/P.....          156              156(11)           --                 --
St. Ann's Investment Company Ltd......          627              627(11)           --                 --
Sunny Isles Marine Services S.A.......        1,121            1,121(11)           --                 --
Richard C. Ten Eyck...................           18               18(11)           --                 --
James Thomas, Sr. MD IRA..............          162              162(11)           --                 --
Fiona J. Tilley.......................          273              273(11)           --                 --
Toxford Corporation S.A...............          119              119(11)           --                 --
Ned Van Zandt.........................           30               30(11)           --                 --
David John Raphael Varah..............            1                1(11)           --                 --
David Weiss & Howard Weiss JTWROS.....           64               64(11)           --                 --
Leonard Weiss.........................           76               76(11)           --                 --
Gilbert B. Wolfenson..................           21               21(11)           --                 --

                                                                           SHARES OF
                                         SHARES OF                        COMMON STOCK
                                        COMMON STOCK                      BENEFICIALLY      PERCENTAGE OF
                                        BENEFICIALLY      SHARES OF          OWNED           COMMON STOCK
                                           OWNED            COMMON            UPON        BENEFICIALLY OWNED
                                          PRIOR TO          STOCK          COMPLETION      UPON COMPLETION
SELLING SECURITY HOLDERS                OFFERING(1)     OFFERED HEREBY    OF OFFERING        OF OFFERING
------------------------                ------------    --------------    ------------    ------------------
Prudential High Yield Fund,
  Inc.(12)............................      261,277          261,277(10)           --                 --
Prudential Series Fund, Inc. High
  Yield Bond Portfolio(12)............       80,388           80,388(10)           --                 --
Prumerica Worldwide Investors
  Portfolio High Yield Bond
  Fund(12)............................       20,111           20,111(10)           --                 --
AIM High Yield Fund...................      936,166          936,166(10)           --                 --
AIM High Yield Fund II................      120,611          120,611(10)           --                 --
AIM VI High Yield Fund................        5,611            5,611(10)           --                 --
AIM Capital Strategic Income Fund.....       12,055           12,055(10)           --                 --
Scudder Portfolio Trust-Scudder High
  Yield Bond Fund(13).................       40,222           40,222(10)           --                 --
Kemper Variable Series-Kemper High
  Yield Portfolio(13).................       52,277           52,277(10)           --                 --
Kemper Strategic Income Fund..........       52,277           52,277(10)           --                 --
Kemper High Income Trust(13)..........       28,111           28,111(10)           --                 --
Kemper Multi-Market Income
  Trust(13)...........................       12,055           12,055(10)           --                 --
Kemper High Yield Series-Kemper High
  Yield Fund(13)......................      655,222          655,222(10)           --                 --
Kemper High Yield Series-Kemper High
  Yield Opportunity Fund(13)..........        4,055            4,055(10)           --                 --
LB Series Fund, Inc., High Yield
  Portfolio...........................      361,777          361,777(10)           --                 --
Lutheran Brotherhood High Yield
  Fund................................       80,388           80,388(10)           --                 --
Rainbow Futures Partners, Ltd.........       14,055           14,055(10)           --                 --
Rainbow Trading Systems, Inc..........        4,055            4,055(10)           --                 --
Rainbow Trading Corporation...........        4,055            4,055(10)           --                 --
Stanford C. Finney, Jr................        6,055            6,055(10)           --                 --
Shinnecock Investment Partners........       12,055           12,055(10)           --                 --
The George Putnam Fund of Boston......        5,278            5,278(10)           --                 --
Putnam Income Fund....................        7,222            7,222(10)           --                 --
Putnam High Yield Trust...............       45,444           45,444(10)           --                 --
Putnam Balanced Retirement............          778              778(10)           --                 --
Putnam High Yield Advantage...........       34,611           34,611(10)           --                 --
Putnam High Income Convertible........          778              778(10)           --                 --
PCM High Yield Fund...................        8,611            8,611(10)           --                 --
Putnam VT Global Asset Allocation.....        2,000            2,000(10)           --                 --
Putnam Master Income Trust............        4,055            4,055(10)           --                 --
Putnam Premier Income Trust...........       11,222           11,222(10)           --                 --
Putnam Master Intermediate Trust......        6,444            6,444(10)           --                 --
Putnam Diversified Income Trust.......       49,444           49,444(10)           --                 --
Putnam Convertible OPPT & Income
  Fund................................          778              778(10)           --                 --
Putnam Asset Allocation Growth........        2,000            2,000(10)           --                 --
Putnam Asset Allocation Balanced......        4,388            4,388(10)           --                 --
Putnam Asset Allocation
  Conservative........................        1,611            1,611(10)           --                 --
Putnam Managed High Yield Trust.......        2,000            2,000(10)           --                 --
Putnam Diversified Income Trust.......        2,388            2,388(10)           --                 --
Putnam VT Diversified Income Trust....        6,055            6,055(10)           --                 --
Putnam High Yield Fixed Income Fund,
  LLC.................................        1,833            1,833(10)           --                 --
Ameritech Corporation-High Yield......        3,222            3,222(10)           --                 --
Lincoln National High Yield...........          444              444(10)           --                 --
John Hancock High Yield Bond Fund.....       76,333           76,333(10)           --                 --
Oppenheimer Millennium Strategic
  Income Fund.........................        2,000            2,000(10)           --                 --
Oppenheimer Champion Income Fund......       28,111           28,111(10)           --                 --
Oppenheimer High Yield Fund...........       43,833           43,833(10)           --                 --
Oppenheimer Strategic Income Fund.....      167,222          167,222(10)           --                 --
Kelvin Engineering Limited............       14,055           14,055(10)           --                 --
Walmont Management Limited............        8,055            8,055(10)           --                 --
Ominvest Bermuda Limited..............        8,055            8,055(10)           --                 --
Global Select Sicav-Sub Fund III......       10,055           10,055(10)           --                 --
Turnberry Capital Management..........       38,111           38,111(10)           --                 --
Morgan Stanley & Co. Incorporated.....    5,685,610(14)    5,685,111(10)          499                  *

                                                                           SHARES OF
                                         SHARES OF                        COMMON STOCK
                                        COMMON STOCK                      BENEFICIALLY      PERCENTAGE OF
                                        BENEFICIALLY      SHARES OF          OWNED           COMMON STOCK
                                           OWNED            COMMON            UPON        BENEFICIALLY OWNED
                                          PRIOR TO          STOCK          COMPLETION      UPON COMPLETION
SELLING SECURITY HOLDERS                OFFERING(1)     OFFERED HEREBY    OF OFFERING        OF OFFERING
------------------------                ------------    --------------    ------------    ------------------
Jeffries & Company....................       54,167           54,167(10)           --                 --
NETnet International S.A.(15).........      786,111          786,111(16)           --                 --
HOLDERS OF COMMON STOCK RECEIVED IN
DECEMBER 7, 1999 PRIVATE PLACEMENT
Erie Indemnity Company................      125,683          125,683               --                 --
Erie Insurance Exchange...............      502,734          502,734               --                 --
Geocapital V, L.P.(17)................    1,211,982        1,211,982               --                 --
Geocapital Advisors, L.P.(17).........       36,900           36,900               --                 --
Geocapital Investors V, L.P.(17)......        7,952            7,952               --                 --
Gilbert Global Equity Partners,
  L.P.(18)............................    1,443,887        1,443,887               --                 --
Gilbert Global Equity Partners
  (Bermuda), L.P.(18).................      441,364          441,364               --                 --
Zilkha Capital Partners, L.P.(19).....      816,942          816,942               --                 --
Cecile E. Zilkha......................       31,421           31,421               --                 --
Ezra K. Zilkha........................       94,263           94,263               --                 --
HOLDERS OF COMMON STOCK
RECEIVED IN FEBRUARY 7, 2000
PRIVATE PLACEMENT
Nairobi Holdings Limited..............      459,770          459,770               --                 --
Kleinwort Benson (Guernsey) Limited...       20,000           20,000               --                 --
Kleinwort Benson Citibank Depot.......       42,200           42,200               --                 --
Kleinwort Benson (Jersey) Limited.....      167,685          167,685               --                 --
HSBC PLC A/C Clients..................    1,103,449        1,103,449               --                 --
Crescent Holding GmbH.................      125,000          125,000               --                 --
Mercury Offshore Sterling
  Trust -- Global Equity Fund.........       11,000           11,000               --                 --
Royal Bank of Scotland as trustees for
  Mercury Global Titan Fund...........        5,300            5,300               --                 --
Mercy Offshore Sterling Trust -- North
  American Fund.......................       23,000           23,000               --                 --
Mercury Select Trust -- US Dollar
  Global Balanced Fund................       24,000           24,000               --                 --
Mercury Select Trust -- Global Equity
  Fund................................       24,000           24,000               --                 --
Mercury Select Trust -- European
  Balanced Fund.......................        3,300            3,300               --                 --
Mercury Select Trust -- North American
  Fund................................      590,000          590,000               --                 --
Royal Bank of Scotland as trustees for
  Mercury American Fund...............      120,400          120,400               --                 --
St. James's Place International Unit
  Trust...............................      183,908          183,908               --                 --
Wimple Limited........................      229,885          229,885               --                 --
Instituto Nazionale Delle
  Assicurazioni.......................      229,885          229,885               --                 --
HOLDER OF COMMON STOCK
RECEIVED IN FEBRUARY 23, 2000
PRIVATE PLACEMENT
Esru Investments LLC..................      459,770          459,770               --                 --
OTHER SELLING STOCKHOLDERS
Jeff Becker...........................       24,187           24,187               --                 --
William G. Benston....................        9,000            9,000(20)           --                 --
Michael Billingsley(21)...............       55,250           55,250               --                 --
R. Scott Birdwell.....................      135,938          135,938               --                 --
R. Darby Boland.......................       20,000           15,000(22)        5,000                  *
Buis & Co. ...........................       20,312           20,312               --                 --
Wilkie S. Colyer......................       20,000           20,000(20)           --                 --
Comm/Net Holding Liquidating Trust....       63,812           63,812               --                 --
El Camino Resources, Ltd..............       74,074           74,074               --                 --
EPIC Interests, Inc...................      640,204          640,204               --                 --
D. Bailey Izard.......................        9,000            9,000(20)           --                 --
Chris Johns...........................       10,375           10,375               --                 --

                                                                           SHARES OF
                                         SHARES OF                        COMMON STOCK
                                        COMMON STOCK                      BENEFICIALLY      PERCENTAGE OF
                                        BENEFICIALLY      SHARES OF          OWNED           COMMON STOCK
                                           OWNED            COMMON            UPON        BENEFICIALLY OWNED
                                          PRIOR TO          STOCK          COMPLETION      UPON COMPLETION
SELLING SECURITY HOLDERS                OFFERING(1)     OFFERED HEREBY    OF OFFERING        OF OFFERING
------------------------                ------------    --------------    ------------    ------------------
Kaufmann Fund, Inc. ..................      500,000          300,000          200,000                  *
LAN Equities Partnership, L.P.........       68,542           68,542(23)           --                 --
James M. Love.........................        1,000            1,000(20)           --                 --
Alan A. McClure.......................       22,500(24)       20,000(20)        2,500                  *
MCI WorldCom, Inc. ...................    7,081,444(25)    1,193,992        5,887,452                9.8
Roderick O. McMahon...................        1,000            1,000(19)           --                 --
NewTel Inc............................      615,806          615,806(25)           --                 --
Leon L. Nowalsky......................       50,000           50,000(26)           --                 --
Resurgens Partners LLC(26)............      787,500          787,500               --                 --
Robert L. Reed........................       23,518           23,518               --                 --
Gregory A. Somers(29).................      821,750          821,750               --                 --
Kelli J. Somers(30)...................      135,625          135,625               --                 --
Teleplus Telecommunications, Inc.
  (31)................................      181,125          181,125               --                 --
Larry C. Williams.....................       30,000           20,000(20)       10,000                  *
E. Bruce Woodward.....................       20,000           20,000(20)           --                 --
                                        -----------      -----------       ----------
         Total........................   53,704,794       45,664,723        8,040,071
                                        ===========      ===========       ==========

---------------
  *  Less than one percent.

 (1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them.

 (2) Lawrence C. Tucker, a partner at Brown Brothers Harriman & Company, the general partner of The 1818 Fund III, L.P., is a member of the World Access Board of Directors.

 (3) Includes 1,739,130 shares of common stock issuable upon conversion of 20,000 shares of 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A which the 1818 Fund III, L.P. has an option to purchase.

 (4) Represents shares of common stock issuable upon conversion of shares of 4.25% Cumulative Senior Perpetual Convertible Preferred Stock, Series A.

 (5) Kirby J. Campbell, Bryan Cipoletti and Dru A. Sedwick, Chief Executive Officer and Treasurer, Vice President, and President, respectively, of Armstrong International Telecommunications, Inc., are members of the World Access Board of Directors.

 (6) Represents shares of common stock issuable upon conversion of shares of Convertible Preferred Stock, Series C.

 (7) Mr. Burmeister is the President of World Access and a member of the World Access Board of Directors. Mr. Burmeister's amount of stock beneficially owned includes 195,490 shares of common stock issuable upon the exercise of non-qualified stock options.

 (8) Mr. Gardener is a Manager for World Access Telecommunications Group, Inc. ("WATG"), a wholly-owned subsidiary of World Access.

 (9) Long Distance International Inc. ("LDI") has advised us that it may distribute all or a portion of the shares represented hereby to its shareholders on a pro rata basis. The LDI shareholders and their pledgees, donees, transferees and successors in interest may sell these shares in accordance with the Plan of Distribution.

(10) Represents shares of common stock issuable upon conversion of shares of Convertible Preferred Stock, Series D.

(11) Represents shares of common stock issuable upon conversion of shares of Convertible Preferred Stock, Series D, beneficially owned by LDI that may be received pursuant to a pro rata distribution of such shares by LDI to its shareholders. This prospectus also relates to the sale of any shares so distributed by the LDI shareholders and their pledgees, donees, transferees and successors in interest in accordance with the Plan of Distribution.

(12) The selling stockholders are registered investment corporations to which The Prudential Investment Corporation ("PIC") acts as an investment advisor. PIC may be deemed to be the beneficial owner of the preferred stock owned by these selling security holders. PIC disclaims beneficial ownership of the preferred stock owned by these selling security holders.

(13) Scudder Kemper Investments, Inc. acts as investment manager for each of these selling security holders and may be deemed to beneficially own the shares being registered for these selling security holders.

(14) Includes 499 shares held by Morgan Stanley & Company, Inc. for clients' accounts of which Morgan Stanley & Company, Inc. may be deemed to beneficially own.

(15) NETnet International S.A. ("NETnet") has advised us that it may distribute all or a portion of the shares represented hereby to its shareholders on a pro rata basis. The NETnet shareholders and their pledgees, donees, transferees and successors in interest may sell these shares in accordance with the Plan of Distribution.

(16) Represents shares of common stock issuable upon conversion of shares of Convertible Preferred Stock, Series D, beneficially owned by NETnet that may be distributed pro rata by NETnet to its shareholders. This prospectus also relates to the sale of any shares so distributed by the NETnet shareholders and their pledgees, donees, transferees and successors in interest in accordance with the Plan of Distribution.

(17) Stephen J. Clearman, a principal of Geocapital Partners, is a member of the World Access Board of Directors.

(18) Massimo Prelz Oltramonti, a principal at Gilbert Global Equity Partners, L.L.C., is a member of the World Access Board of Directors.

(19) John P. Rigas, Managing Partner of Zilkha Capital Partners, L.P., is a member of the World Access Board of Directors.

(20) Represents shares of common stock issuable upon the exercise of warrants issued by World Access to employees of The Breckenridge Group, Inc. in payment of fees for consulting services rendered by Breckenridge.

(21) Mr. Billingsley is a sales employee of WATG.

(22) Represents shares of common stock issued to R. Darby Boland in settlement of certain litigation.

(23) Represents shares of common stock issued to Long Aldridge & Norman LLP in partial payment of legal fees.

(24) Includes 1,000 shares held in a joint account with Jennifer T. McClure, 500 shares held in a custodial account for Alan A. McClure, Jr., 500 shares held in a custodial account for Elizabeth T. McClure and 500 shares held in a custodial account for Robinson C. McClure.

(25) Includes 5,887,452 shares held by WorldCom Network Services, Inc., a wholly owned subsidiary of MCI WorldCom, Inc., of which MCI WorldCom, Inc. has indirect beneficial ownership.

(26) The shares represented hereby were issued by World Access on February 25, 2000 as consideration for the purchase by World Access from NewTel Inc. of all of the issued and outstanding membership interests of NewTel LLC.

(27) Represents shares of common stock issuable upon the exercise of warrants issued by World Access in payment of fees for consulting services rendered in connection with the purchase of certain assets from LDI.

(28) Resurgens Partners LLC has advised us that it may distribute all or a portion of the shares represented hereby to certain holders of options to acquire membership interests in Resurgens Partners LLC upon the exercise of such options and the redemption or such membership interests. The holders of options to acquire membership interests in Resurgens Partners LLC, each of whom will beneficially own less than 1% of the outstanding shares of common stock upon a distribution by Resurgens Partners LLC, include: Dennis Bay (Executive Vice President of U.S. Sales of WATG), Fred Bigney (Vice President of Network Planning of WATG), A.C. Brown, Garland Burson, Robert Carrabis (Vice President of Engineering of WATG), Ronald Coleman (Vice President of Network Operations of WATG), Ginger Cook, Darlene Cruz, Carlos Dixon, Ronald Feinman, Victor Goetz (Executive Vice President of Finance of
     WATG), Richard Heidecke (Vice President of Legal of WATG), Terry Holland, William Holt, Roy Jones, Robert Justin (Director of Switch Operations of

     WATG), Joseph May, Gary Sanders (Director of Provisioning of WATG), Joseph Troche, Ann Wallace, John A. Warner and Edward Warr (Vice President of U.K. Operations of WATG). These Resurgens Partners LLC optionholders and their pledgees, donees, transferees and successors in interest may sell these shares in accordance with the Plan of Distribution.

(29) Mr. Somers is a Senior Vice President of Operations for WATG.

(30) Ms. Somers is a Manager for WATG.

(31) Dennis D. Somers, President and majority shareholder of Teleplus Telecommunications, Inc., is a Director of Billing and Audits for WATG.

Except as noted above, none of the selling security holders has, or within the past three years has had, any position, office or other material relationship with World Access or any of our predecessors or affiliates. The selling security holders identified above may have sold, transferred or otherwise disposed of all or a portion of their shares, in transactions exempt from the registration requirements of the Securities Act, since the date on which they provided the information regarding their shares. If required, we may identify and provide additional selling security holders and information with respect to them in one or more prospectus supplements.

                              PLAN OF DISTRIBUTION

     As used herein, "selling security holders" includes donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a named selling security holder as a gift, pledge, partnership distribution or other non-sale related transfer. The selling security holders may offer all or part of the shares included in this prospectus from time to time in one or more types of transactions (which may include block transactions) on applicable exchanges or automated interdealer quotation systems, in negotiated transactions, through put or call options transactions relating to the securities offered by this prospectus, through short sales or a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each selling security holder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The methods by which the selling security holders may resell their shares include, but are not limited to, the following:

     - a cross or block trade in which the broker or dealer engaged by a selling security holder will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by such broker or dealer for its account;

     - an exchange distribution in accordance with the rules of such exchange;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     - negotiated transactions;

     - short sales or borrowing, returns and reborrowings of the shares pursuant to stock loan agreements to settle short sales;

     - pledge and hedging transactions with broker-dealers or other financial institutions;

     - delivery in connection with the issuance of securities by issuers, other than us, that are exchangeable for (whether on an optional or mandatory basis), or payable in, such shares (whether such securities are listed on a national securities exchange or otherwise) or pursuant to which such shares may be distributed; and

     - a combination of any such methods of sale or distribution.

     In effecting sales, brokers or dealers engaged by a selling security holder may arrange for other brokers or dealers to participate in such sales. Brokers or dealers may receive commissions or discounts from a selling security holder or from the purchasers in amounts to be negotiated immediately prior to the sale. A selling security holder may also sell the shares in accordance with Rule 144 or Rule 144A under the Securities Act or pursuant to other exemptions from registration under the Securities Act.

     If the securities offered by this prospectus are sold in an underwritten offering, the underwriters may acquire them for their own account and may further resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The names of the underwriters with respect to any such offering and the terms of the transactions, including any underwriting discounts, concessions or commissions and other items constituting compensation of the underwriters and broker-dealers, if any, will be set forth in a prospectus supplement relating to such offering. Any public offering price and any discounts, concessions or commissions allowed or reallowed or paid to broker-dealers may be changed from time to time. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the securities specified in such prospectus supplement if any such shares are purchased. Brokers who borrow the securities to settle short sales of securities and who wish to offer and sell the securities under circumstances requiring use of the prospectus or making use of the prospectus desirable may use this prospectus. This prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

     From time to time the security holders may engage in short sales, short sales against the box, puts, calls and other transactions in our securities, or derivatives thereof, and may sell and deliver the shares offered by this prospectus in connection therewith.

     We will not receive any of the proceeds from the sales of the securities by the security holders pursuant to this prospectus. We will, however, bear certain expenses in connection with the registration of the securities being offered by the selling security holders, including all costs, expenses and fees incident to the offering and sale of the securities to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.

     Our common stock is listed for trading on the Nasdaq National Market, and the shares offered by this prospectus have been approved for quotation on Nasdaq.

     In order to comply with the securities laws of certain states, the selling security holders may only sell the securities through registered or licensed brokers or dealers. In addition, in certain states, the selling security holders may only sell the securities if they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirements of such state is available and is complied with.

     A selling security holder, and any broker dealer who acts in connection with the sale of shares hereunder, may be deemed an underwriter within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any resale of the securities as principal might be deemed underwriting discounts and commissions under the Securities Act. We have agreed to indemnify certain of the selling security holders, underwriters and other participants in an underwriting or distribution of the securities and their directors, officers, employees and agents against certain liabilities including liabilities arising under the Securities Act. Because the selling security holders may be deemed underwriters within the meaning of Section 2(11) of the Securities Act, the selling security holders will be subject to the prospectus delivery requirements of the Securities Act.

     We are permitted to suspend the use of this prospectus in connection with the sales of securities by selling security holders upon the happening of certain events. These include the existence of any fact that makes any statement of material fact made in this prospectus untrue or that requires the making of additions to or changes in this prospectus in order to make the statements herein not misleading. The suspension will continue until such time as we advise the selling security holders that use of the prospectus may be resumed, in which case the period of time during which we are required to maintain the effectiveness of the registration statement shall be extended. Additionally, the selling security holders will be prohibited from using this prospectus in connection with a sale of securities during the 21 calendar day period prior to the end of each of our fiscal quarters and our fiscal year end until three business days after we release our earnings for such quarter or year end. World Access will bear the expense of preparing and filing the registration statement and all post-effective amendments.

                                 LEGAL MATTERS

     Long Aldridge & Norman LLP, Atlanta, Georgia, has passed upon certain legal matters regarding the securities offered by this prospectus. LAN Equities Partnership, L.P., an affiliate of Long Aldridge & Norman LLP, is the owner of 68,542 of the shares of common stock being registered pursuant to this registration statement.

                                    EXPERTS

     Ernst & Young LLP, independent auditors, have audited our consolidated financial statements and schedules included in our Annual Report on Form 10-K for the years ended December 31, 1999 and 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements and schedules are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

     The financial statements of World Access, Inc. for the year ended December 31, 1997 incorporated in this prospectus by reference to the Annual Report on Form 10-K of World Access, Inc. for the year ended December 31, 1999 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, dated March 5, 1998, except for the discontinued operations described in Note C, which are as of March 14, 2000, given on the authority of that firm as experts in auditing and accounting.

     The consolidated financial statements of FaciliCom International, Inc. and subsidiaries incorporated in this World Access, Inc. registration statement by reference to the World Access, Inc. Current Report on Form 8-K dated December 22, 1999, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is also incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities laws require us to file information with the Securities and Exchange Commission concerning our business and operations. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the Commission. You can inspect and copy this information at the public reference facility maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also do so at the following regional offices of the Commission:

                  New York Regional Office
                  Seven World Trade Center
                  Suite 1300
                  New York, New York 10048

                  Chicago Regional Office
                  Northwest Atrium Center
                  500 West Madison Street
                  Suite 1400
                  Chicago, Illinois 60661

     You can get additional information about the operation of the Commission's public reference facilities by calling the Commission at 1-800-SEC-0330. The Commission also maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding companies that, like us, file information electronically with the Commission. You can also inspect information about us at the offices of the Nasdaq Stock Market, 1735 K Street, N.W., Washington, D.C. 20006.

     This prospectus is part of a registration statement that we filed with the Commission and omits certain information contained in the registration statement as permitted by the Commission. Additional information about the Company and our common stock is contained in the registration statement on Form S-3 of which this Prospectus forms a part, including certain exhibits and schedules. You can obtain a copy of the registration statement from the Commission at the street address or Internet site listed above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus, and later information that we file with the Commission will automatically update and supersede this information. We incorporate by reference documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the selling security holders sell all their shares offered by this prospectus.

     We have filed the following documents with the Commission:

     - Our Annual Report on Form 10-K for the year ended December 31, 1999, filed on March 30, 2000. (File Number 0-29782);

     - Our Current Report on Form 8-K filed March 1, 2000 relating to the acquisition of WorldxChange (event date: February 11, 2000) (File Number 0-29782);

     - Our Current Report on Form 8-K filed March 1, 2000 relating to the acquisition of STAR Telecommunications (event date: February 11, 2000) (File Number 0-29782);

     - Our Current Report on Form 8-K filed February 28, 2000 (event date:
       February 11, 2000) (File Number 0-29782);

     - Our Current Report on Form 8-K/A filed February 22, 2000 (event date:
       December 7, 1999) (File Number 0-29782);

     - Our Current Report on Form 8-K filed February 9, 2000 (event date:
       February 2, 2000);

     - The consolidated financial statements of FaciliCom International, Inc. for the year ended September 30, 1999 (File Number 0-29782) included in World Access Inc.'s Form 8-K filed on December 22, 1999;

     - The risk factors included in our Registration Statement on Form S-3 (No. 333-79097), filed with the Commission on May 21, 1999, as amended by Amendment No. 1 to Form S-3 filed on August 31, 1999, Amendment No. 2 to Form S-3 filed on October 7, 1999, and Amendment No. 3 to Form S-3 filed on November 5, 1999; and

     - Our description of common stock included in the Registration Statement on Form S-4 (No. 333-67025), as filed with the Commission on November 10, 1998.

     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
                  945 E. Paces Ferry Road
                  Suite 2200
                  Atlanta, Georgia 30326
                  Attention:  Mr. Mark A. Gergel
                              Chief Financial Officer
                  Telephone: (404) 231-2025

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The selling security holders can not offer any of these shares in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of the respective document.

     We have not authorized anyone, including brokers and dealers, to give any information or make any representation not contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.

     This prospectus does not constitute an offer to sell or solicitation of any offer to buy any of the securities offered hereby in any jurisdiction in which it is unlawful to make such offer or solicitation.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

SEC Registration Fee........................................  $263,713.78
Nasdaq Additional Listing Fee...............................    17,500.00
Accounting Fees and Expenses................................    50,000.00
Legal Fees and Expenses.....................................    50,000.00
Printing and Mailing Expenses...............................    50,000.00
Miscellaneous Expenses......................................     3,786.22
          Total.............................................  $435,000.00

     The foregoing items, except for the SEC Registration Fee, are estimated. We will pay all of the above expenses. The selling security holders will pay their own expenses, including expenses of their own counsel, broker or dealer fees, discounts and expenses, and all transfer and other taxes on the sale of the shares of common stock offered by this prospectus.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the Delaware General Corporation Law ("DGCL") allows a corporation to eliminate or limit the personal liability of directors of a corporation to the corporation or to any of its security holders for monetary damages for a breach of fiduciary duty as a director, except (i) for breach of the director's duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for certain unlawful dividends and stock repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

     Section 145 of the DGCL provides that in the case of any action other than one by or in the right of the corporation, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 145 of the DGCL provides that in the case of an action by or in the right of a corporation to procure a judgment in its favor, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action or suit by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation in such capacity on behalf of another corporation or enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under standards similar to those set forth in the preceding paragraph, except that no indemnification may be made in respect of any action or claim as to which such person shall have been adjudged to be liable to the corporation unless a court determines that such person is fairly and reasonably entitled to indemnification.

     Articles X and XI of the World Access, Inc. Amended Certificate of Incorporation provide for indemnification of directors, officers and employees to the fullest extent permissible under the DGCL.

     Officers and directors of World Access are presently covered by insurance which (with certain exceptions and with certain limitations) indemnifies them against any losses or liabilities arising from any alleged "wrongful act" including any alleged breach of duty, neglect, error, misstatement, misleading statement, omissions or other act done or wrongfully attempted. The cost of such insurance is borne by World Access as permitted by the DGCL.

     World Access has entered into separate indemnification agreements with its directors and non-director officers at the level of Vice President and above. These indemnification agreements provide as follows:

     - there is a rebuttable presumption that the director or officer has met the applicable standard of conduct required for indemnification;

     - World Access will advance litigation expenses to a director or officer at his request provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses;

     - World Access will indemnify a director of officer for amounts paid in settlement of a derivative suit;

     - in the event of a determination by the disinterested members of the board of directors or independent counsel that a director or officer did not meet the standard of conduct required for indemnification, the director or officer may contest this determination by petitioning a court or commencing any arbitration proceeding conducted by a single arbitrator pursuant to the rules of the American Arbitration Association to make an independent determination of whether such director or officer is entitled to indemnification under his indemnification agreement; and

     - World Access will reimburse a director or officer for expenses incurred enforcing his rights under his indemnification agreement.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS. The following exhibits are filed as part of this registration statement.

EXHIBIT
  NO.                             DESCRIPTION OF EXHIBIT
-------                           ----------------------
  5.1     --   Opinion of Long Aldridge & Norman LLP.
 23.1     --   Consent of Long Aldridge & Norman LLP (included in Exhibit
               5.1).
 23.2     --   Consent of Ernst & Young LLP with respect to the financial statements of World Access, Inc.
 23.3     --   Consent of Deloitte & Touche LLP with respect to the
               financial statements of FaciliCom International, Inc.
 23.4     --   Consent of PricewaterhouseCoopers LLP with respect to the
               financial statements of World Access, Inc.
 24.1     --   Power of Attorney of World Access (included in the signature pages to this Registration Statement).

     (B) FINANCIAL STATEMENT SCHEDULES. The financial statement schedules that are required by Regulation S-X are incorporated herein by reference to our Annual Report on Form 10-K for the year ended December 31, 1999.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrants hereby undertake:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the registrants pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia, on March 29, 2000.

                                          WORLD ACCESS, INC.

                                          BY:     /s/ JOHN D. PHILLIPS
                                            ------------------------------------
                                                      John D. Phillips
                                            Chairman and Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints John D. Phillips and Mark A. Gergel, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of March 29, 2000.

                     SIGNATURES                                            TITLE
                     ----------                                            -----

                /s/ JOHN D. PHILLIPS                   Chairman and Chief Executive Officer
-----------------------------------------------------    (Principal Executive Officer)
                  John D. Phillips

                 /s/ MARK A. GERGEL                    Executive Vice President and Chief Financial
-----------------------------------------------------    Officer (Principal Financial Officer)
                   Mark A. Gergel

                /s/ MARTIN D. KIDDER                   Vice President and Corporate Controller
-----------------------------------------------------    (Principal Accounting Officer)
                  Martin D. Kidder

              /s/ WALTER J. BURMEISTER                 Director
-----------------------------------------------------
                Walter J. Burmeister

                /s/ KIRBY J. CAMPBELL                  Director
-----------------------------------------------------
                  Kirby J. Campbell

                     SIGNATURES                                            TITLE
                     ----------                                            -----

                 /s/ BRYAN CIPOLETTI                   Director
-----------------------------------------------------
                   Bryan Cipoletti

               /s/ STEPHEN J. CLEARMAN                 Director
-----------------------------------------------------
                 Stephen J. Clearman

               /s/ JOHN P. IMLAY, JR.                  Director
-----------------------------------------------------
                 John P. Imlay, Jr.

            /s/ MASSIMO PRELZ OLTRAMONTI               Director
-----------------------------------------------------
              Massimo Prelz Oltramonti

                  /s/ JOHN P. RIGAS                    Director
-----------------------------------------------------
                    John P. Rigas

                 /s/ CARL E. SANDERS                   Director
-----------------------------------------------------
                   Carl E. Sanders

                 /s/ DRU A. SEDWICK                    Director
-----------------------------------------------------
                   Dru A. Sedwick

               /s/ LAWRENCE C. TUCKER                  Director
-----------------------------------------------------
                 Lawrence C. Tucker

                                 EXHIBIT INDEX

EXHIBIT
  NO.                             DESCRIPTION OF EXHIBIT
-------                           ----------------------
  5.1     --   Opinion of Long Aldridge & Norman LLP.
 23.1     --   Consent of Long Aldridge & Norman LLP (included in Exhibit
               5.1).
 23.2     --   Consent of Ernst & Young LLP with respect to the financial statements of World Access, Inc.
 23.3     --   Consent of Deloitte & Touche LLP with respect to the
               financial statements of FaciliCom International, Inc.
 23.4     --   Consent of PricewaterhouseCoopers LLP with respect to the
               financial statements of World Access, Inc.
 24.1     --   Power of Attorney of World Access, Inc. (included in the
               signature pages to this Registration Statement.